Exhibit 99.3

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”), entered into on April 20, 2012, with employment effective as of May 14, 2012 (the “Effective Date”), is made by and between David J. Paterson (the “Executive”) and Verso Paper Corp., a Delaware corporation (together with any of its subsidiaries and Affiliates as may employ the Executive from time to time, and any and all successors thereto, the “Company”).

RECITALS

A.	It is the desire of the Company to assure itself of the services of the Executive by engaging the Executive to perform services under the terms hereof.

B.	The Executive desires to provide services to the Company on the terms herein provided.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below the parties hereto agree as follows:

1.   Certain Definitions.

  (a)  “AAA” shall have the meaning set forth in Section 21.

  (b)  “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act.

  (c)  “Agreement” shall have the meaning set forth in the preamble hereto.

  (d)  “Annual Base Salary” shall have the meaning set forth in Section 3(a).

  (e)  “Annual Bonus” shall have the meaning set forth in Section 3(c).

  (f)  “Board” shall mean the Board of Directors of the Company.

  (g)  The Company shall have “Cause” to terminate the Executive’s employment pursuant to Section 4(a)(iii) hereunder upon:

  (i)  the Executive’s commission of a felony crime or a crime of moral turpitude;

  (ii)     the Executive’s willful commission of a material act of dishonesty involving the Company or any of its Affiliates;

  (iii)    the Executive’s material breach of his obligations under any agreement entered into between him and the Company or any of its Affiliates;

  (iv)    the Executive’s willful and repeated failure to perform his material duties;

  (v)     the Executive’s material breach of the Company’s policies or procedures; or

  (vi)    any other willful misconduct by the Executive which causes material harm   to the Company or any of its Affiliates or their business reputations, including harm due to any adverse publicity;

provided, however, that none of the events described in the foregoing clauses (iii), (iv), (v) or (vi) shall constitute Cause unless the Company has notified the Executive in writing describing the events which constitute Cause, and then only if the Executive fails to cure such events within thirty (30) days after receipt of such written notice; provided, further, that, in the event that any such event is not curable, no notice period shall be required.  No act or omission to act shall be “willful” if conducted in good faith or with a reasonable belief that such act or omission was in the best interests of the Company.

  (h)  “Code” shall mean the Internal Revenue Code of 1986, as amended.

  (i)  “Company” shall, except as otherwise provided in Sections 6 and 7, have the meaning set forth in the preamble hereto.

  (j)  “Company Party” shall have the meaning set forth in Section 7(d).

  (k)  “Compensation Committee” shall mean the Compensation Committee of the Board, or if no such committee exists, the Board.

  (l)  “Date of Termination” shall mean (i) if the Executive’s employment is terminated by his death, the date of his death; or (ii) if the Executive’s employment is terminated pursuant to Section 4(a)(ii)-(vi), the date specified or otherwise effective pursuant to Section 4(b).

  (m)  A “Disability” shall have occurred when the Executive has been unable to perform his duties because of a physical or mental incapacity for a period of at least one hundred eighty (180) consecutive days and which is expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months as determined by a medical doctor mutually agreed upon by the parties hereto.

  (n)  “Effective Date” shall have the meaning set forth in the preamble hereto.

  (o)  “Equity Plan” shall have the meaning set forth in Section 3(g)(i).

  (p)  “Excise Tax” shall have the meaning set forth in Section 11.

  (q)  “Executive” shall have the meaning set forth in the preamble hereto.

  (r)  The Executive shall have “Good Reason” to resign from his employment pursuant to Section 4(a)(v) in the event that any of the following actions are taken by the Company or any of its subsidiaries without his consent:

  (i)  a reduction in the Executive’s Annual Base Salary or Target Bonus opportunity;

  (ii)     a reduction or adverse change in the Executive’s title, duties, responsibilities or reporting relationship to the Board;

  (iii)    a failure to recommend the Executive for re-election as a director of the Company;

  (iv)    a material breach by the Company of this Agreement; or

  (v)     a material breach by the Company or any applicable Affiliate of the Company of its obligations under any material agreement entered into between the Executive and the Company or such Affiliate;

provided, however, that none of the events described in the foregoing clauses (i), (ii), (iii), (iv) or (v) shall constitute Good Reason unless the Executive has notified the Company in writing describing the events which constitute Good Reason and then only if the Company fails to cure such events within thirty (30) days after the Company’s receipt of such written notice;

  (s)  “Initial Term” shall have the meaning set forth in Section 2(b).

  (t)  “Material Transaction” shall have the meaning set forth in Section 3(g)(ii).

  (u)  “Notice of Termination” shall have the meaning set forth in Section 4(b).

  (v)  “Parachute Value” of a Payment shall mean the present value as of the date of the change in ownership or effective control, within the meaning of Section 280G of the Code, of the portion of such Payment that constitutes a “parachute payment” under Section 280G(b)(2) of the Code, as determined for purposes of determining whether and to what extent the Excise Tax will apply to such Payment.

  (w)  “Payment” shall have the meaning set forth in Section 11.

  (x)  “Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

  (y)  “Proprietary Information” shall have the meaning set forth in Section 7(a).

  (z)  “Safe Harbor Amount” shall mean 2.99 times the Executive’s “base amount” within the meaning of Section 280G(b)(3) of the Code.

  (aa)    “Severance Period” shall have the meaning set forth in Section 5(b)(i).

  (bb)    “Target Bonus” shall have the meaning set forth in Section 3(c).

  (cc)    “Term” shall have the meaning set forth in Section 2(b).

2.   Employment.

  (a)  In General.  The Company shall employ the Executive, and the Executive shall enter the employ of the Company, for the period set forth in Section 2(b), in the position set forth in Section 2(c), and upon the other terms and conditions herein provided.

  (b)  Term of Employment.  The initial term of employment under this Agreement (the “Initial Term”) shall be for the period beginning on the Effective Date and ending on the third (3rd) anniversary thereof, unless earlier terminated as provided in Section 4.  The Initial Term shall automatically be extended for successive one (1) year periods (together with the Initial Term, the “Term”), unless either party hereto gives notice of the non-extension of the Term to the other party no later than ninety (90) days prior to the expiration of the then applicable Term.

  (c)  Position and Duties.

 (i)  During the Term, the Executive shall serve as President and Chief Executive Officer of the Company, with responsibilities, duties and authority customary for such position.  Such duties, responsibilities and authority may include services for one or more subsidiaries of the Company.  The Executive shall report to the Board.  The Executive agrees to observe and comply with the Company’s rules and policies as adopted from time to time by the Company.  The Executive shall devote substantially all his working time and efforts to the business and affairs of the Company.

 (ii)     As of the Effective Date, the Company shall cause the Executive to be appointed a director of the Company.   During the Term, the Company shall nominate the Executive for re-election as a director of the Company upon the expiration of the Executive’s initial term as a director and upon the expiration of each subsequent term thereafter.

 (iii)    The principal place of the Executive’s employment shall be the Company’s corporate headquarters (currently located in Memphis, Tennessee).  The Executive shall perform his duties and responsibilities to the Company at such principal place of employment or such other location(s) to which the Company may reasonably require the Executive to travel for Company business purposes.

3.   Compensation and Related Matters.

  (a)  Annual Base Salary.  During the Term, the Executive shall receive a base salary at a rate of $625,000 per annum, which shall be paid in accordance with the customary payroll practices of the Company, subject to increase as determined by the Board in its sole discretion (the “Annual Base Salary”).  Any such increased amount shall thereafter be the Executive’s “Annual Base Salary” for all purposes hereunder.

  (b)  Signing Bonus.  On the first payroll date following the Effective Date, the Company shall pay to the Executive, in cash, a one-time signing bonus in an amount equal to $230,000.

  (c)  Annual Bonus.  With respect to each calendar year that ends during the Term, the Executive shall be eligible to receive an annual cash bonus (the “Annual Bonus”), with a target Annual Bonus amount equal to one hundred percent (100%) of the Annual Base Salary (the “Target Bonus”) and a maximum Annual Bonus amount equal to two hundred percent (200%) of the Annual Base Salary, in accordance with the Company’s Senior Executive Bonus Plan or another “qualified performance-based compensation” bonus plan that has been approved by the stockholders of the Company in accordance with the provisions for such approval under Code Section 162(m) and the regulations promulgated thereunder, and on the basis of the Executive’s or the Company’s attainment of objective financial or other operating criteria established by the Compensation Committee in its sole good faith discretion and in accordance with Code Section 162(m) and the regulations promulgated thereunder; provided, however, that, notwithstanding the foregoing, the Annual Bonus that may be earned and payable to the Executive with respect to the 2012 calendar year shall be pro-rated, as determined on a daily basis, with respect to the period beginning on the Effective Date and ending on December 31, 2012. Each such Annual Bonus shall be payable on such date as is determined by the Compensation Committee, but in any event within the period required by Section 409A of the Code, such that it qualifies as a “short-term deferral” pursuant to Section 1.409A-1(b)(4) of the Department of Treasury Regulations (or any successor thereto).  Notwithstanding the foregoing, no Annual Bonus shall be payable with respect to any calendar year unless the Executive remains continuously employed with the Company during the period beginning on the Effective Date and ending on December 31 of such year; provided, however, that notwithstanding the foregoing, the Executive shall be entitled to a prorated portion of the Annual Bonus, payable with respect to any calendar year in which his employment ends prior to December 31 as a result of the expiration of the Term pursuant to Section 2(b) and his employment is terminated by the Company or the Executive on or following the Company’s non-extension of the Term pursuant to Section 2(b) (provided that such termination would not have constituted a termination for Cause under this Agreement), determined on a daily basis, based solely on the actual level of achievement of the Company’s performance goals for such year, and payable if and when annual bonuses are paid to other senior executives of the Company with respect to such year.

  (d)      Benefits.  During the Term, the Executive shall be entitled to participate in the employee benefit plans, programs and arrangements of the Company now (or, to the extent determined by the Board, hereafter) in effect, in accordance with their terms, including, without limitation, pension benefits and medical and welfare benefits.

  (e)     Vacation.  During the Term, the Executive shall be entitled to five (5) weeks of paid vacation per calendar year, in accordance with the Company’s vacation policies.  Any vacation shall be taken at the reasonable and mutual convenience of the Company and the Executive.

  (f)  Expenses

 (i)  Business Expenses.  During the Term, the Company shall reimburse the Executive for all reasonable travel and other business expenses incurred by him in the performance of his duties to the Company, in accordance with the Company’s expense reimbursement policies and procedures.

 (ii)     Legal Expenses.  The Company shall reimburse the Executive for reasonable, documented legal fees incurred by the Executive in connection with the negotiation, drafting and execution of this Agreement (including exhibits).

  (g)  Equity Awards.

 (i)  As of the Effective Date, the Executive shall be granted a non-qualified stock option to purchase 650,000 shares of Company stock, pursuant to the terms and conditions of the Verso Paper Corp. 2008 Incentive Award Plan, as amended (the “Equity Plan”), and a stock option agreement to be entered into by and between the Company and the Executive substantially in the form attached hereto as Exhibit A.

 (ii)     As of the date of the consummation of a Material Transaction (as defined below), the Executive shall be granted a non-qualified stock option to purchase an additional 200,000 shares of Company stock following a merger, acquisition or other business combination that is material to the business of the Company, the materiality of which is determined in the reasonable discretion of the Board (a “Material Transaction”), pursuant to the terms and conditions of the Equity Plan and a stock option agreement to be entered into by and between the Company and the Executive substantially in the form attached hereto as Exhibit B.

 (iii)    The Executive will be eligible to participate in annual grants of stock, restricted stock units or other equity or other performance-based long-term incentive awards (other than any retention awards) in accordance with the Company’s policies on the same basis as other senior executives of the Company.  The Executive shall be permitted to make additional investments in the Company or its Affiliates, as agreed to by the Executive and the Company or any such Affiliate.

4.   Termination.  The Executive’s employment hereunder may be terminated by the Company or the Executive, as applicable, without any breach of this Agreement only under the following circumstances:

  (a)  Circumstances.

 (i)  Death.  The Executive’s employment hereunder shall terminate upon his death.

 (ii)     Disability.  If the Executive has incurred a Disability, the Company may give the Executive written notice of its intention to terminate the Executive’s employment.  In that event, the Executive’s employment with the Company shall terminate, effective on the later of the thirtieth (30th) day after receipt of such notice by the Executive or the date specified in such notice, provided that within the thirty (30) day period following receipt of such notice, the Executive shall not have returned to full-time performance of his duties hereunder.

 (iii)    Termination for Cause.  The Company may terminate the Executive’s employment for Cause.

 (iv)    Termination without Cause.  The Company may terminate the Executive’s employment without Cause.

 (v)     Resignation for Good Reason.  The Executive may resign from his employment for Good Reason.

 (vi)    Resignation without Good Reason.  The Executive may resign from his employment without Good Reason upon not less than sixty (60) days advance written notice to the Board.

  (b)  Notice of Termination.  Any termination of the Executive’s employment by the Company or by the Executive under this Section 4 (other than termination pursuant to Section 4(a)(i)) shall be communicated by a written notice to the other party hereto (i) indicating the specific termination provision in this Agreement relied upon, (ii) except with respect to a termination pursuant to Section 4(a)(iv) or (vi), setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated, and (iii) specifying a Date of Termination as provided herein (a “Notice of Termination”).  If the Company delivers a Notice of Termination under Section 4(a)(ii), the Date of Termination shall be at least thirty (30) days following the date of such notice; provided, however, that such notice need not specify a Date of Termination, in which case the Date of Termination shall be determined pursuant to Section 4(a)(ii).  If the Company delivers a Notice of Termination under Section 4(a)(iii) or 4(a)(iv), the Date of Termination shall be, in the Company’s sole discretion, the date on which the Executive receives such notice or any date thereafter selected by the Company.  If the Executive delivers a Notice of Termination under Section 4(a)(v) or 4(a)(vi), the Date of Termination shall be at least thirty (30) days following the date of such notice; provided, however, that the Company may, in its sole discretion, accelerate the Date of Termination to any date that occurs following the Company’s receipt of such notice even if such date is prior to the date specified in such notice.  The failure by the Company or the Executive to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Cause or Good Reason shall not waive any right of the Company or the Executive hereunder or preclude the Company or the Executive from asserting such fact or circumstance in enforcing the Company’s or the Executive’s rights hereunder.

5.   Company Obligations upon Termination of Employment.

  (a)  In General.  Subject to Section 10(b), upon termination of the Executive’s employment for any reason, the Executive (or the Executive’s estate) shall be entitled to receive (i) any amount of the Executive’s Annual Base Salary through the Date of Termination not theretofore paid, (ii) any expenses owed to the Executive under Section 3(f), (iii) any accrued vacation pay owed to the Executive pursuant to Section 3(e), and (iv) any amount arising from the Executive’s participation in, or benefits under any employee benefit plans, programs or arrangements under Section 3(d), which amounts shall be payable in accordance with the terms and conditions of such employee benefit plans, programs or arrangements including, where applicable, any death and disability benefits.  Any Annual Bonus earned for any calendar year completed prior to the Date of Termination, but unpaid prior to such date, shall be paid within sixty (60) days following the date such Annual Bonus is determined by the Board, but in any event within the period required by Section 409A of the Code, such that it qualifies as a “short-term deferral” pursuant to Section 1.409A-1(b)(4) of the Department of Treasury Regulations (or any successor thereto).  If the Executive’s employment is terminated pursuant to Section 4(a)(i), 4(a)(ii), 4(a)(iv) or 4(a)(v) at any time prior to December 31 of any calendar year during the Term, the Executive (or his estate) shall be entitled to a prorated portion of the Annual Bonus payable with respect to the calendar year in which such termination occurs, determined on a daily basis, based solely on the actual level of achievement of the Company’s performance goals for such year, and payable if and when annual bonuses are paid to other senior executives of the Company with respect to such year.

  (b)  Termination without Cause or Resignation for Good Reason.  Subject to Section 10(b), if the Company terminates the Executive’s employment without Cause pursuant to Section 4(a)(iv), or if the Executive resigns from his employment for Good Reason pursuant to Section 4(a)(v), the Company shall, in addition to the benefits and payments under Section 5(a):

 (i)  continue to pay the Annual Base Salary, in accordance with the Company’s customary payroll practices, during the period (the “Severance Period”) beginning on the Date of Termination and ending on the earlier to occur of (A) the eighteen (18) month anniversary of the Date of Termination or (B) the first date that the Executive violates any covenant contained in Section 6 or 7;

 (ii)     continue to provide coverage during the Severance Period for the Executive and any eligible dependents under all Company health and welfare plans in which the Executive and any such dependents participated immediately prior to the Date of Termination, to the extent permitted thereunder and subject to any active-employee cost-sharing or similar provisions in effect for the Executive thereunder as of immediately prior to the Date of Termination; and

 (iii)    pay the Executive an amount equal to the product of (A) the amount, if any, of the Annual Bonus paid or payable with respect to the calendar year immediately preceding the calendar year in which the Date of Termination occurs, and (B) 1.5, payable in equal monthly installments in accordance with the Company’s customary payroll practices during the Severance Period (and, for the avoidance of doubt, the Company shall cease paying such installments upon the expiration of the Severance Period pursuant to Section 5(b)(i)(B));

provided, however, that notwithstanding the foregoing:  (x) the amounts payable to the Executive under this Section 5(b) shall be contingent upon and subject to the Executive’s execution and non-revocation of a general waiver and release of claims agreement in the Company’s customary form (and the expiration of any applicable revocation period), on or prior to the thirtieth (30th) day following the Date of Termination; and (y) the installment payments pursuant to this Section 5(b) shall commence on the first payroll period following the thirtieth (30th) day following the Date of Termination and the initial installment shall include a lump-sum payment of all amounts accrued under this Section 5(b) from the Date of Termination through the date of such initial payment.

  (c)  Termination due to Death.  If the Executive’s employment is terminated due to his death pursuant to Section 4(a)(i), the Company shall provide the Executive’s estate a lump sum payment equal to the Annual Base Salary in effect on the Date of Termination.

  (d)  Survival.  The expiration or termination of the Term shall not impair the rights or obligations of any party hereto, which shall have accrued prior to such expiration or termination.

6.   Non-Competition; Non-Solicitation.

  (a)  The Executive shall not, at any time during the Term or during the eighteen (18) month period following the Date of Termination:

 (i)  directly or indirectly engage in, have any equity interest in, or manage or operate any Person, firm, corporation, partnership, business or entity (whether as director, officer, employee, agent, representative, partner, security holder, consultant or otherwise) that engages in (either directly or through any subsidiary or Affiliate thereof) any business or activity which competes with any of the businesses of the Company or any entity owned by the Company.  Notwithstanding the foregoing, the Executive shall be permitted to acquire a passive stock or equity interest in such a business, provided that the stock or other equity interest acquired is not more than five percent (5%) of the outstanding interest in such business;

 (ii)     directly or indirectly solicit, on his own behalf or on behalf of any other Person or entity, the services of any individual who is (or, at any time during the previous year, was) an employee, independent contractor or director of the Company (other than an individual who was within the previous year his personal assistant or secretary), or solicit any of the Company’s then employees, independent contractors or directors to terminate services with the Company; or

 (iii)    directly or indirectly, on his own behalf or on behalf of any other person or entity, recruit or otherwise solicit or induce any customer, subscriber or supplier of the Company to terminate its employment or arrangement with the Company, otherwise change its relationship with the Company, or establish any relationship with the Executive or any of his affiliates for any business purpose deemed competitive with the business of the Company.

  (b)  In the event the terms of this Section 6 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable, or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

  (c)  As used in this Section 6, the term “Company” shall include the Company, Verso Paper Investments, L.P., and any direct or indirect subsidiaries thereof or any successors thereto.

  (d)  The provisions contained in Section 6(a) may be altered in a manner not adverse to the Executive and/or waived with the prior written consent of the Board or the Compensation Committee.

7.   Nondisclosure of Proprietary Information.

  (a)  Except as required in the faithful performance of the Executive’s duties hereunder or pursuant to Section 7(c), the Executive shall, during the Term and after the Date of Termination, maintain in confidence and shall not directly or indirectly, use, disseminate, disclose or publish, or use, for his benefit or the benefit of any Person, firm, corporation or other entity, any confidential or proprietary information or trade secrets of or relating to the Company, including, without limitation, information with respect to the Company’s operations, processes, protocols, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, compensation paid to employees or other terms of employment (“Proprietary Information”), or deliver to any Person, firm, corporation or other entity, any document, record, notebook, computer program or similar repository of or containing any such Proprietary Information.  The Executive’s obligation to maintain and not use, disseminate, disclose or publish, or use, for his benefit or the benefit of any person, firm, corporation or other entity, any Proprietary Information after the Date of Termination will continue so long as such Proprietary Information is not, or has not by legitimate means become, generally known and in the public domain (other than by means of the Executive’s direct or indirect disclosure of such Proprietary Information) and continues to be maintained as Proprietary Information by the Company.  The parties hereby stipulate and agree that as between them the Proprietary Information identified herein is important, material and affects the successful conduct of the businesses of the Company (and any successor or assignee of the Company).

  (b)  Upon termination of the Executive’s employment with the Company for any reason, the Executive will promptly deliver to the Company all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the Company’s customers, business plans, marketing strategies, products or processes.

  (c)  The Executive may respond to a lawful and valid subpoena or other legal process but shall give the Company the earliest possible notice thereof, and shall, as much in advance of the return date as possible, make available to the Company and its counsel the documents and other information sought, and shall assist such counsel in resisting or otherwise responding to such process.

  (d)  The Executive agrees not to disparage the Company, any of its products or practices, or any of its directors, officers, agents, representatives, stockholders or Affiliates, either orally or in writing, at any time; provided, however, that the Executive may confer in confidence with his legal representatives and make truthful statements as required by law.  No Company Party shall disparage the Executive, either orally or in writing, at any time; provided, however, that the Company and each Company Party may confer in confidence with its legal representatives and make truthful statements as required by law.  A “Company Party” shall mean its officers and directors and any duly authorized oral or written public statement made in the name of the Company.

  (e)  As used in this Section 7, the term “Company” shall include the Company, Verso Paper Investments, L.P., and any direct or indirect subsidiaries thereof or any successors thereto.

8.   Injunctive Relief.  The Executive recognizes and acknowledges that a breach of the covenants contained in Sections 6 and 7 will cause irreparable damage to the Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate.  Accordingly, the Executive agrees that in the event of a breach of any of the covenants contained in Sections 6 and 7, in addition to any other remedy which may be available at law or in equity, the Company will be entitled to specific performance and injunctive relief.  The Company recognizes and acknowledges that a breach of the covenant contained in Section 7(d) will cause irreparable damage to the Executive and his reputation the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate.  Accordingly, the Company agrees that the Executive shall be entitled to equitable relief in the event of a breach by the Company of such covenant in the same manner as is available to the Company for a breach by the Executive hereunder.

9.   Indemnification. During the Executive’s employment and service as a director or officer (or both) and at all times thereafter during which the Executive may be subject to liability, the Executive shall be entitled to indemnification set forth in the Company’s Certificate of Incorporation and By-laws to the maximum extent allowed under the laws of the State of Delaware, and he shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer or employee of the Company or any of its subsidiaries (other than any dispute, claim or controversy arising under or relating to this Agreement).  Notwithstanding anything to the contrary herein, the Executive’s rights under this Section 9 shall survive the termination of his employment for any reason and the expiration of this Agreement for any reason.

10.         Section 409A of the Code.

  (a)  General.  The parties hereto acknowledge and agree that, to the extent applicable, this Agreement shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the Code and the Department of Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date.  Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that any amounts payable hereunder will be immediately taxable to the Executive under Section 409A(a)(1)(A) of the Code and related Department of Treasury guidance, the Company and the Executive shall cooperate in good faith to (i) adopt such amendments to this Agreement and appropriate policies and procedures, including amendments and policies with retroactive effect, that they mutually determine to be necessary or appropriate to preserve the intended tax treatment of the benefits provided by this Agreement, to preserve the economic benefits of this Agreement and to avoid less favorable accounting or tax consequences for the Company and/or (ii) take such other actions as mutually determined to be necessary or appropriate to exempt the amounts payable hereunder from Section 409A of the Code or to comply with the requirements of Section 409A of the Code and thereby avoid the application of penalty taxes thereunder.

  (b)  Separation from Service under Section 409A.  Notwithstanding any provision to the contrary in this Agreement:  (i) no amount shall be payable pursuant to Section 5(a) or Section 5(b) unless the termination of the Executive’s employment constitutes a “separation from service” within the meaning of Section 1.409A-1(h) of the Department of Treasury Regulations; (ii) if the Executive is deemed at the time of his separation from service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, to the extent delayed commencement of any portion of the termination benefits to which the Executive is entitled under this Agreement (after taking into account all exclusions applicable to such termination benefits under Section 409A), including, without limitation, any portion of the additional compensation awarded pursuant to Section 5(a) or Section 5(b), is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of the Executive’s termination benefits shall not be provided to the Executive prior to the earlier of (A) the expiration of the six-month period measured from the date of the Executive’s “separation from service” with the Company (as such term is defined in the Department of Treasury Regulations issued under Section 409A) or (B) the date of the Executive’s death; provided that upon the earlier of such dates, all payments deferred pursuant to this Section 10(b)(ii) shall be paid in a lump sum to the Executive, and any remaining payments due under this Agreement shall be paid as otherwise provided herein; (iii) the determination of whether the Executive is a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code as of the time of his separation from service shall be made by the Company in accordance with the terms of Section 409A of the Code and applicable guidance thereunder (including, without limitation, Section 1.409A-1(i) of the Department of Treasury Regulations and any successor provision thereto); (iv) for purposes of Section 409A of the Code, the Executive’s right to receive installment payments pursuant to Section 5(b) shall be treated as a right to receive a series of separate and distinct payments; and (v) to the extent that any reimbursement of expenses or in-kind benefits constitutes “deferred compensation” under Section 409A, such reimbursement or benefit shall be provided no later than December 31 of the year following the year in which the expense was incurred.  The amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year.  The amount of any in-kind benefits provided in one year shall not affect the amount of in-kind benefits provided in any other year.  No provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from the Executive or any other individual to the Company or any of its Affiliates, employees or agents.”

11.         Excess Parachute Payments.  If it is determined (as hereafter provided) that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, stock appreciation right or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (a “Payment”) would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision thereto) by reason of being contingent on a change in ownership or effective control of the Company or of a substantial portion of the assets of the Company, within the meaning of Section 280G of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such excise tax (such tax or taxes, together with any such interest or penalties, are hereafter collectively referred to as the “Excise Tax”), then, in the event that the after-tax value of all Payments to the Executive (such after-tax value to reflect the reduction for the Excise Tax and all federal, state and local income, employment and other taxes on such Payments) would, in the aggregate, be less than the after-tax value to the Executive (reflecting a reduction for all such taxes in a like manner) of the Safe Harbor Amount, (a) the cash portions of the Payments payable to the Executive under this Agreement shall be reduced, in the reverse order in which they are due to be paid commencing with the latest such payment, until the Parachute Value of all Payments paid to the Executive, in the aggregate, equals the Safe Harbor Amount, and (b) if the reduction of the cash portions of the Payments, payable under this Agreement, to zero would not be sufficient to reduce the Parachute Value of all Payments to the Safe Harbor Amount, then any cash portions of the Payments payable to the Executive under any other agreements, policies, plans, programs or arrangements shall be reduced, in the reverse order in which they are due to be paid commencing with the latest such payment, until the Parachute Value of all Payments paid to the Executive, in the aggregate, equals the Safe Harbor Amount, and (c) if the reduction of all cash portions of the Payments, payable pursuant to this Agreement or otherwise, to zero would not be sufficient to reduce the Parachute Value of all Payments to the Safe Harbor Amount, then non-cash portions of the Payments shall be reduced, in the reverse order in which they are due to be paid commencing with the latest such payment, until the Parachute Value of all Payments paid to the Executive, in the aggregate, equals the Safe Harbor Amount.  All calculations under this section shall be determined by a national accounting firm selected by the Company reasonably acceptable to the Executive (which may include the Company’s outside auditors) and provided to the Company and the Executive within fifteen days prior to the date on which any Payment is payable to the Executive.  The Company shall pay all costs to obtain and provide such calculations to the Executive and the Company.

12.        Assignment and Successors.  The Company may assign its rights and obligations under this Agreement to any entity, including any successor to all or substantially all the assets of the Company, by merger or otherwise, and may assign or encumber this Agreement and its rights hereunder as security for indebtedness of the Company and its Affiliates.  The Executive may not assign his rights or obligations under this Agreement to any individual or entity.  This Agreement shall be binding upon and inure to the benefit of the Company, the Executive and their respective successors, assigns, personnel and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable.  In the event of the Executive’s death following a termination of his employment, all unpaid amounts otherwise due the Executive (including under Section 5) shall be paid to his estate.

13.        Governing Law.  This Agreement shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of Delaware, without reference to the principles of conflicts of law of Delaware or any other jurisdiction, and where applicable, the laws of the United States.

14.        Validity.  The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

15.        Notices.  Any notice, request, claim, demand, document and other communication hereunder to any party hereto shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex, telecopy, or certified or registered mail, postage prepaid, to the following address (or at any other address as any party hereto shall have specified by notice in writing to the other party hereto):

 (a)  If to the Company:

Verso Paper Corp.
6775 Lenox Center Court
Suite 400
Memphis, Tennessee 38115-4436
Fax.:  (901) 369-4228
Attention:  Chairman of the Board
and General Counsel

and a copy to:

Latham & Watkins, LLP
885 Third Avenue
New York, New York 10022-4802
Fax:  (212) 751-4864
Attention:  Bradd L. Williamson

 (b)  If to the Executive, at his most recent address on the payroll records of the Company.

16.        Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

17.        Entire Agreement.  The terms of this Agreement (together with any other agreements and instruments contemplated hereby or referred to herein) is intended by the parties hereto to be the final expression of their agreement with respect to the employment of the Executive by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement (including, without limitation, any term sheet).  The parties hereto further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement.

18.       Amendments; Waivers.  This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by the Executive and a duly authorized officer of Company which expressly identifies the amended provision of this Agreement.  By an instrument in writing similarly executed and similarly identifying the waived compliance, the Executive or a duly authorized officer of the Company may waive compliance by the other party or parties with any provision of this Agreement that such other party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure to comply or perform.  No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity.

19.       No Inconsistent Actions.  The parties hereto shall not voluntarily undertake or fail to undertake any action or course of action inconsistent with the provisions or essential intent of this Agreement.  Furthermore, it is the intent of the parties hereto to act in a fair and reasonable manner with respect to the interpretation and application of the provisions of this Agreement.

20.       Construction.  This Agreement shall be deemed drafted equally by both of the parties hereto. Its language shall be construed as a whole and according to its fair meaning.  Any presumption or principle that the language is to be construed against any party shall not apply.  The headings in this Agreement are only for convenience and are not intended to affect construction or interpretation.  Any references to paragraphs, subparagraphs, sections or subsections are to those parts of this Agreement, unless the context clearly indicates to the contrary.  Also, unless the context clearly indicates to the contrary: (a) the plural includes the singular and the singular includes the plural; (b) “and” and “or” are each used both conjunctively and disjunctively; (c) “any,” “all,” “each,” or “every” means “any and all,” and “each and every”; (d) “includes” and “including” are each “without limitation”; (e) “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” refer to the entire Agreement and not to any particular paragraph, subparagraph, section or subsection; and (f) all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the entities or persons referred to may require.

21.       Arbitration.  Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators (one to be chosen by the Executive, another to be chosen by the Company, and the third to be chosen by the other two arbitrators) in accordance with the rules of the American Arbitration Association (“AAA”) then in effect.  Judgment may be entered on the arbitration award in any court having jurisdiction; provided, however, that the Company or the Executive, as the case may be, shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of Sections 6 and 7 of the Agreement and the other such party hereby consents that such restraining order or injunction may be granted without requiring the petitioning party to post a bond.  Only individuals who are (a) lawyers engaged full-time in the practice of law; and (b) on the AAA register of arbitrators shall be selected as an arbitrator.  Within twenty (20) days of the conclusion of the arbitration hearing, the arbitrator shall prepare written findings of fact and conclusions of law.  It is mutually agreed that the written decision of the arbitrators shall be valid, binding, final and non-appealable; provided, however, that the parties hereto agree that the arbitrators shall not be empowered to award punitive damages against any party to such arbitration.  The arbitrators shall require the Company to pay the arbitrators’ full fees and expenses for the arbitrator chosen by the Company and the arbitrator chosen by the other two arbitrators, and with respect to the arbitrator chosen by the Executive, the arbitrators shall require the non-prevailing party to pay such arbitrator’s full fees and expenses or, if in the arbitrators’ opinion there is no prevailing party, such arbitrator’s fees and expenses will be borne equally by the parties thereto.  In the event action is brought to enforce the provisions of this Agreement pursuant to this Section 21, (x) if the Executive prevails in such action, the Company shall be required to pay the reasonable attorney’s fees and expenses of the Executive and (y) if the Company prevails in such action or if, in the opinion of the arbitrator deciding such action, there is no prevailing party, each party shall pay his or its own attorney’s fees and expenses.

22.       Enforcement.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a portion of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.  Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

23.       Withholding.  The Company shall be entitled to withhold from any amounts payable under this Agreement any federal, state, local or foreign withholding or other taxes or charges which the Company is required to withhold.  The Company shall be entitled to rely on an opinion of counsel if any questions as to the amount or requirement of withholding shall arise.

24.       Employee Acknowledgement.  The Executive acknowledges that he has read and understands this Agreement, is fully aware of its legal effect, has not acted in reliance upon any representations or promises made by the Company other than those contained in writing herein, and has entered into this Agreement freely based on his own judgment.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first above written.

COMPANY

By:	/s/ Kenneth D. Sawyer
Kenneth D. Sawyer
Vice President of Human Resources

EXECUTIVE

/s/ David J. Paterson
David J. Paterson

[Signature Page to Employment Agreement for David Paterson]

Exhibit A

VERSO PAPER CORP.

2008 INCENTIVE AWARD PLAN

STOCK OPTION GRANT NOTICE
AND
STOCK OPTION AGREEMENT

Verso Paper Corp., a Delaware corporation (the “Company”), pursuant to its 2008 Incentive Award Plan, as amended (the “Plan”), hereby grants to the individual listed below (“Participant”), an option to purchase the number of shares of the Company’s common stock, par value $.01 per share (“Common Stock”), set forth below (the “Option”).  The Option is subject to all of the terms and conditions set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”) and the Plan, which are incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Stock Option Grant Notice (the “Grant Notice”) and the Stock Option Agreement.

Participant:  David Paterson

Grant Date: [_______] [__], 20121

Total Number of Shares Subject to Option:  650,000 shares

Exercise Price per Share: $ [_______]2

Total Exercise Price: $[________]

Expiration Date:  [_________] [__], 20193

Type of Option: ☐ Incentive Stock Option  ☒ Non-Qualified Stock Option

Vesting Schedule:
Subject to the terms of the Stock Option Agreement (including, without limitation, all exhibits thereto), the Option shall vest and become exercisable with respect to 1/3 of the shares of Common Stock covered thereby on each of the first three anniversaries of the Grant Date, provided in each case that Participant is an Eligible Individual (as defined in the Plan) at all times during the period beginning on the Grant Date and ending on the applicable vesting date.

[Signatures are on next page.]

1 Note to Draft:  Grant Date will be the Effective Date of the Employment Agreement.

2 Note to Draft:  Exercise price per share will be the FMV per share as of the Grant Date.

3 Note to Draft:  Expiration date will be the seventh anniversary of the Grant Date.

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By his or her signature, Participant agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice.  Participant has reviewed the Stock Option Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Option Agreement and the Plan.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or relating to the Option.

VERSO PAPER CORP.		PARTICIPANT

By:		By:
Print Name:		Print Name:
Title:		Title:

Address:	6775 Lenox Center Court	Address:
Suite 400
Memphis, TN 38115-4436

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EXHIBIT A
TO
STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, Verso Paper Corp., a Delaware corporation (the “Company”), has granted to Participant an option (the “Option”) under the Company’s 2008 Incentive Award Plan, as amended (the “Plan”), to purchase the number of shares of Common Stock indicated in the Grant Notice.

ARTICLE I.
GENERAL

1.1   Defined Terms.  Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise.  Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

(a)  “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 12 of the Plan.  With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6 of the Plan, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

(b)  “Cause,” when used in connection with a Termination of Service of Participant, shall have the meaning set forth in the Employment Agreement.

(c)  “Disability,” when used in connection with a Termination of Service of Participant, shall have the meaning set forth in the Employment Agreement.

(d)      “Employment Agreement” shall mean that certain Employment Agreement by and between Participant and the Company, dated as of [_______] [__], 2012.

(e)      “Good Reason,” when used in connection with a Termination of Service of Participant, shall have the meaning set forth in the Employment Agreement.

(f)  “Retirement” shall mean Participant’s Termination of Service due to Participant’s resignation after (1) attaining at least age 50 with at least 15 years of continuous service with Company or its Subsidiaries, (2) attaining at least age 55 with at least ten years of continuous service with the Company or its Subsidiaries, or (3) attaining at least age 60 with at least five years of continuous service with the Company or its Subsidiaries.

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(g)  “Termination of Service” shall mean:

(i)  As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without Cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(ii)     As to a Non-Employee Director, the time when a Participant who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, removal or failure to be elected, death or retirement, but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(iii)    As to an Employee, the time when the employee-employer relationship between a Participant and the Company or any Subsidiary is terminated for any reason, with or without Cause, including, without limitation, a termination by resignation, discharge, death, disability or Retirement, or a termination for Good Reason, but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for Cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.  For purposes of the Plan, a Participant’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Participant ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

1.2   Incorporation of Terms of Plan.  The Option is subject to the terms and conditions of the Plan which are incorporated herein by reference.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.
GRANT OF OPTION

2.1   Consideration to the Company.  In consideration of the grant of the Option by the Company, Participant agrees to render faithful and efficient services to the Company or any Subsidiary.  Nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

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ARTICLE III.
PERIOD OF EXERCISABILITY

3.1   Commencement of Exercisability.

(a)  Subject to Sections 3.1(b), 3.1(c) and 3.3, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.  The number of shares subject to vesting on each vesting date shall be rounded down to the nearest whole number, provided that on the final vesting date all shares that have not been eligible to become vested on any prior vesting date(s) because of the foregoing rounding convention shall be subject to vesting on the final vesting date.

(b)  Any portion of the Option which remains unvested at the date of Participant’s Termination of Service shall thereupon be forfeited, except as may otherwise be provided herein or by action of the Administrator following the Grant Date.

(c)  Notwithstanding Sections 3.1(a):

(i)  In the event of Participant’s death or Disability, or in the event of Participant’s Termination of Service by the Company without Cause or by the Participant for Good Reason, prior to the consummation of a Change in Control, the Option shall become vested and exercisable with respect to a pro-rata percentage of the Option (determined on a quarterly basis and based on the number of completed quarters that have elapsed from the most recent vesting date through the date of Termination of Service).

(ii)     The Option shall become vested and exercisable in full immediately prior to the occurrence of a Change in Control, subject to the consummation of such Change in Control.

3.2   Duration of Exercisability.  The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative.  Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3.

3.3   Expiration of Option.  The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)  The expiration of seven years from the Grant Date;

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(b)  If the Option is designated as an Incentive Stock Option and Participant owned (within the meaning of Section 424(d) of the Code), at the time the Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or any “subsidiary corporation” of the Company or any “parent corporation” of the Company (each within the meaning of Section 424 of the Code), the expiration of five years from the Grant Date;

(c)  The Participant’s Termination of Service by the Company for Cause;

(d)  The expiration of six months from the date of Participant’s Termination of Service by the Company without Cause, by Participant for Good Reason or by reason of the Company’s non-extension of Participant’s employment term under the Employment Agreement;

(e)  The expiration of one year from the date of Participant’s Termination of Service by reason of Participant’s death or Disability;

(f)  In the case of Participant’s Retirement, the date of expiration set forth in Section 3.3(a); or

(g)  The expiration of three months from the date of Participant’s Termination of Service for any other reason.

3.4   Special Tax Consequences.  Participant acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Common Stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) under the Plan, and under all other plans of the Company and any Subsidiary or parent corporation thereof (as defined in Section 424(e) of the Code), including the Option, are exercisable for the first time by Participant in any calendar year exceeds $100,000, the Option and such other options shall be Non-Qualified Stock Options to the extent necessary to comply with the limitations imposed by Section 422(d) of the Code.  Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other “incentive stock options” into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder.  Participant further acknowledges that an Option that is an Incentive Stock Option that is exercised more than three months after Participant’s Termination of Service, other than by reason of death or Disability, will be taxed as a non-qualified stock option.

ARTICLE IV.
EXERCISE OF OPTION

4.1   Person Eligible to Exercise.  Subject to Section 11.3(a)(iii) of the Plan, and except as provided in Section 5.2(b), during the lifetime of Participant, only Participant may exercise the Option or any portion thereof.  After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

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4.2   Partial Exercise.  Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3.

4.3   Manner of Exercise.  The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third-party administrator or other person or entity designated by the Company) of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3:

(a)  A notice of exercise in the form attached hereto as Exhibit B (or such other form as may be specified by the Administrator from time to time) stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator;

(b)  The receipt by the Company of full payment for the shares of Common Stock with respect to which the Option or portion thereof is exercised, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4;

(c)  Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations; and

(d)  In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than Participant, appropriate proof of the right of such person or persons to exercise the Option.

Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

4.4   Method of Payment.  Payment of the exercise price, and any applicable withholding tax, shall be by any of the following, or a combination thereof, at the election of Participant:

(a)  Cash;

(b)  Check;

(c)  Broker-Assisted Cashless Exercise.  With the consent of the Administrator, delivery of a notice that Participant has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale;

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(d)  Share Surrender.  With the consent of the Administrator, surrender of other shares of Common Stock which (i) in the case of shares of Common Stock acquired from the Company, have been owned by Participant for more than six (6) months on the date of surrender (or such other minimum length of time as the Administrator determines from time to time to be necessary to avoid adverse accounting consequences or violation of any applicable law, rule or regulation), and (ii) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares of Common Stock with respect to which the Option or portion thereof is being exercised; or

(e)  Net Exercise.  With the consent of the Administrator, surrendered shares of Common Stock issuable upon the exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the shares of Common Stock with respect to which the Option or portion thereof is being exercised.

4.5   Conditions to Issuance of Stock Certificates.  The shares of Common Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares of Common Stock or issued shares of Common Stock which have then been reacquired by the Company.  Such shares of Common Stock shall be fully paid and nonassessable.  The Company shall not be required to issue or deliver any shares of Common Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

(a)  The admission of such shares of Common Stock to listing on all stock exchanges on which such Common Stock is then listed;

(b)  The completion of any registration or other qualification of such shares of Common Stock under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c)  The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

(d)  The receipt by the Company of full payment for such shares of Common Stock, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4.

4.6   Rights as Stockholder.  The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares of Common Stock purchasable upon the exercise of any part of the Option unless and until such shares of Common Stock shall have been issued by the Company to such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Common Stock are issued, except as provided in Section 13.2 of the Plan.

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ARTICLE V.
OTHER PROVISIONS

5.1   Administration.  The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons.  No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option.

5.2   Option Transferability.

(a)  Subject to Section 11.3(a) of the Plan, and except as otherwise set forth in Section 5.2(b), (i) the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Common Stock underlying the Option have been issued, and all restrictions applicable to such shares of Common Stock have lapsed; and (ii) neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding clause (i).

(b)  Notwithstanding the foregoing, with respect to any Participant who is a director or officer of the Company or a Subsidiary, the Administrator may permit any portion of the Option that is not an Incentive Stock Option to be transferred to, exercised by and paid to certain persons or entities related to such Participant, including but not limited to members of such Participant’s family, charitable institutions or trusts or other entities whose beneficiaries or beneficial owners are members of such Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Administrator, pursuant to such conditions and procedures as the Administrator may establish.  Any permitted transfer shall be subject to the condition that the Administrator receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with such Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issuance of securities.

A-7

5.3   Adjustments.  Participant acknowledges that the Option is subject to modification and termination in certain events as provided in this Agreement and Article 13 of the Plan.

5.4   Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the address given beneath the signature of the Company’s authorized officer on the Grant Notice, and any notice to be given to Participant shall be addressed to Participant at the address given beneath Participant’s signature on the Grant Notice.  By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to that party.  Any notice required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 4.1 by written notice under this Section 5.4.  Any notice shall be deemed duly given when hand delivered, sent via email, or sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

5.5   Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.6   Governing Law; Severability.  The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

5.7   Conformity to Securities Laws.  Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.8   Amendments, Suspension and Termination.  To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of Participant.

5.9   Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assignees of the Company.  Subject to the restrictions on transfer set forth in Section 5.2, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assignees.

A-8

5.10         Notification of Disposition.  If the Option is designated as an Incentive Stock Option, Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Common Stock acquired under this Agreement if such disposition or transfer is made (a) within two years after the Grant Date (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) with respect to such shares of Common Stock or (b) within one year after the issuance or transfer of such shares of Common Stock to Participant.  Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.

5.11         Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule

5.12         Not a Contract of Employment or Service.  Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an Employee, Non-Employee Director, Consultant or other service provider of the Company or any of its Subsidiaries.

5.13         Entire Agreement.  The Plan, the Grant Notice and this Agreement (including all Exhibits thereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

5.14         Section 409A.  To the extent applicable, the Plan, this Agreement and the Grant Notice shall be interpreted in accordance with Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”).  Notwithstanding any provision of the Plan, this Agreement or the Grant Notice to the contrary, in the event that following the date hereof the Administrator determines that the Option may be subject to Section 409A, the Administrator reserves the right to (without any obligation to do so or to indemnify Participant for failure to do so) adopt such amendments to the Plan, this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Option from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Option, or (b) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under such Section.  No provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from Participant or any other individual to the Company or any of its affiliates, employees or agents.

A-9

EXHIBIT B
TO
STOCK OPTION GRANT NOTICE

EXERCISE NOTICE

Effective as of today, ______________, 20___, the undersigned (“Participant”) hereby elects to exercise Participant’s option to purchase the number specified below of shares of Common Stock of Verso Paper Corp., a Delaware corporation (the “Company”), pursuant to the Verso Paper Corp. 2008 Incentive Award Plan, as amended (the “Plan”), and the Stock Option Grant Notice and Stock Option Agreement dated as of _____________, 20___ (respectively, the “Grant Notice” and the “Stock Option Agreement”).  Capitalized terms used herein without definition shall have the meanings given thereto in the Plan and, if not defined in the Plan, in the Stock Option Agreement.

Grant Date: _____________________

Number of Shares as to which Option is Exercised: ___________________ shares

Exercise Price per Share: $ __________________

Total Exercise Price: $ _____________________

Certificate to be Issued in Name of: _______________________________________

Amount of Payment Delivered Herewith: $_______________ (representing the full exercise price for the Shares as well as any applicable withholding tax)

Form of Payment: _______________________ (specify cash, check or other method of payment permitted under Section 4.4 of the Stock Option Agreement)

Type of Option: ☐Incentive Stock Option  ☒ Non-Qualified Stock Option

Participant acknowledges that Participant has received, read and understood the Plan, the Stock Option Agreement and the Grant Notice.  Participant agrees to abide by and be bound by their terms and conditions.  Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Common Stock.  Participant represents that Participant has consulted with any tax consultants that Participant deems advisable in connection with the purchase or disposition of the Common Stock and that Participant is not relying on the Company for any tax advice.  The Plan, the Stock Option Agreement and the Grant Notice are incorporated herein by reference.  This Exercise Notice, the Plan, the Stock Option Agreement and the Grant Notice constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

B-1

SUBMITTED BY PARTICIPANT:	ACCEPTED BY VERSO PAPER CORP.:

Signature:	By:
Print Name:	Print Name:
Title:

Address:	Address:	6775 Lenox Center Court
Suite 400
Memphis, TN 38115-4436

B-2

Exhibit B

VERSO PAPER CORP.

2008 INCENTIVE AWARD PLAN

STOCK OPTION GRANT NOTICE
AND
STOCK OPTION AGREEMENT4

Verso Paper Corp., a Delaware corporation (the “Company”), pursuant to its 2008 Incentive Award Plan, as amended (the “Plan”), hereby grants to the individual listed below (“Participant”), an option to purchase the number of shares of the Company’s common stock, par value $.01 per share (“Common Stock”), set forth below (the “Option”).  The Option is subject to all of the terms and conditions set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”) and the Plan, which are incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Stock Option Grant Notice (the “Grant Notice”) and the Stock Option Agreement.

Participant:  David Paterson

Grant Date: [_______ __, 20__]5

Total Number of Shares Subject to Option:  200,000 shares

Exercise Price per Share: $ [_______]6

Total Exercise Price: $[________]

Expiration Date:  [_________ __, 20__]7

Type of Option:☐ Incentive Stock Option  ☒ Non-Qualified Stock Option

Vesting Schedule:
Subject to the terms of the Stock Option Agreement (including, without limitation, Section 3.1(b) and all exhibits to the Stock Option Agreement), the Option shall vest and become exercisable [with respect to 1/3 of the shares of Common Stock covered thereby on each of the first three anniversaries of the Grant Date]8  [in full on the first (1st) anniversary of the Grant Date];9 provided in each case that Participant is an Eligible Individual (as defined in the Plan) at all times during the period beginning on the Grant Date and ending on the applicable vesting date.

[Signatures are on next page.]

4 Note to Draft:  The Option covered by this Agreement to be granted following the closing date of a merger, acquisition or other business combination that is material to the business of the Company, as determined in the reasonable discretion of the Board.

5 Note to Draft:  Grant Date will be the closing date of the applicable merger, acquisition or other business combination.

6 Note to Draft:  Exercise price per share will be the FMV per share as of the Grant Date.

7 Note to Draft:  Expiration date will be the seventh anniversary of the Grant Date.

8  This vesting schedule to apply if such closing date occurs on or prior to the second anniversary of the Grant Date (with vesting dates based on the first three anniversaries of the Effective Date of the Employment Agreement).

9 This vesting schedule to apply if such closing date occurs following the second anniversary of the Effective Date of the Employment Agreement.

1

By his or her signature, Participant agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice.  Participant has reviewed the Stock Option Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Option Agreement and the Plan.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or relating to the Option.

VERSO PAPER CORP.		PARTICIPANT

By:		By:
Print Name:		Print Name:
Title:		Title:

Address:	6775 Lenox Center Court	Address:
Suite 400
Memphis, TN 38115-4436

2

EXHIBIT A
TO
STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, Verso Paper Corp., a Delaware corporation (the “Company”), has granted to Participant an option (the “Option”) under the Company’s 2008 Incentive Award Plan, as amended (the “Plan”), to purchase the number of shares of Common Stock indicated in the Grant Notice.

ARTICLE I.
GENERAL
1.1   Defined Terms.  Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise.  Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

(a)  “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 12 of the Plan.  With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6 of the Plan, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

(b)  “Cause,” when used in connection with a Termination of Service of Participant, shall have the meaning set forth in the Employment Agreement.

(c)  “Disability,” when used in connection with a Termination of Service of Participant, shall have the meaning set forth in the Employment Agreement.

(d)      “Employment Agreement” shall mean that certain Employment Agreement by and between Participant and the Company, effective as of [_______] [__], 2012.

(e)      “Good Reason,” when used in connection with a Termination of Service of Participant, shall have the meaning set forth in the Employment Agreement.

(f)       “Retirement” shall mean Participant’s Termination of Service due to Participant’s resignation after (1) attaining at least age 50 with at least 15 years of continuous service with Company or its Subsidiaries, (2) attaining at least age 55 with at least ten years of continuous service with the Company or its Subsidiaries, or (3) attaining at least age 60 with at least five years of continuous service with the Company or its Subsidiaries.

(g)      “Termination of Service” shall mean:

(i)  As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without Cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(ii)     As to a Non-Employee Director, the time when a Participant who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, removal or failure to be elected, death or retirement, but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(iii)    As to an Employee, the time when the employee-employer relationship between a Participant and the Company or any Subsidiary is terminated for any reason, with or without Cause, including, without limitation, a termination by resignation, discharge, death, disability or Retirement, or a termination for Good Reason, but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for Cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.  For purposes of the Plan, a Participant’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Participant ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

1.2   Incorporation of Terms of Plan.  The Option is subject to the terms and conditions of the Plan which are incorporated herein by reference.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.
GRANT OF OPTION

2.1   Consideration to the Company.  In consideration of the grant of the Option by the Company, Participant agrees to render faithful and efficient services to the Company or any Subsidiary.  Nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

ARTICLE III.
PERIOD OF EXERCISABILITY

3.1   Commencement of Exercisability.

(a)  Subject to Sections 3.1(b), 3.1(c) and 3.3, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.  The number of shares subject to vesting on each vesting date shall be rounded down to the nearest whole number, provided that on the final vesting date all shares that have not been eligible to become vested on any prior vesting date(s) because of the foregoing rounding convention shall be subject to vesting on the final vesting date.

(b)  Any portion of the Option which remains unvested at the date of Participant’s Termination of Service shall thereupon be forfeited, except as may otherwise be provided herein or by action of the Administrator following the Grant Date.  Notwithstanding the foregoing, in the event of Participant’s Termination of Service without Cause or for Good Reason on or following the Company’s non-extension of the Term (as defined in the Employment Agreement) pursuant to Section 2(b) of the Employment Agreement, then, notwithstanding anything to the contrary herein or in the Grant Notice, the Option shall continue to become exercisable on the date(s) set forth in the Vesting Schedule set forth in the Grant Notice and shall remain outstanding until the six month anniversary of the latest such vesting date (at which time it shall be forfeited to the extent not previously exercised); provided that if, following any such Termination of Service, Participant violates any restrictive covenant set forth in Section 6 or 7 of the Employment Agreement then the Option shall be forfeited immediately upon the date of such violation.

(c)  Notwithstanding Sections 3.1(a):

(i)  In the event of Participant’s death or Disability, or in the event of Participant’s Termination of Service by the Company without Cause or by the Participant for Good Reason, prior to the consummation of a Change in Control, the Option shall become vested and exercisable with respect to a pro-rata percentage of the Option (determined on a quarterly basis and based on the number of completed quarters that have elapsed from the most recent vesting date through the date of Termination of Service).

(ii)     The Option shall become vested and exercisable in full immediately prior to the occurrence of a Change in Control, subject to the consummation of such Change in Control.

3.2   Duration of Exercisability.  The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative.  Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3.

3.3   Expiration of Option.  The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)  The expiration of seven years from the Grant Date;

(b)  If the Option is designated as an Incentive Stock Option and Participant owned (within the meaning of Section 424(d) of the Code), at the time the Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or any “subsidiary corporation” of the Company or any “parent corporation” of the Company (each within the meaning of Section 424 of the Code), the expiration of five years from the Grant Date;

(c)  The Participant’s Termination of Service by the Company for Cause;

(d)  Except as set forth in Section 3.1(b), the expiration of six months from the date of Participant’s Termination of Service by the Company without Cause, by Participant for Good Reason or by reason of the Company’s non-extension of Participant’s employment term under the Employment Agreement;

(e)  The expiration of one year from the date of Participant’s Termination of Service by reason of Participant’s death or Disability;

(f)       In the case of Participant’s Retirement, the date of expiration set forth in Section 3.3(a); or

(g)      The expiration of three months from the date of Participant’s Termination of Service for any other reason.

3.4   Special Tax Consequences.  Participant acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Common Stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) under the Plan, and under all other plans of the Company and any Subsidiary or parent corporation thereof (as defined in Section 424(e) of the Code), including the Option, are exercisable for the first time by Participant in any calendar year exceeds $100,000, the Option and such other options shall be Non-Qualified Stock Options to the extent necessary to comply with the limitations imposed by Section 422(d) of the Code.  Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other “incentive stock options” into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder.  Participant further acknowledges that an Option that is an Incentive Stock Option that is exercised more than three months after Participant’s Termination of Service, other than by reason of death or Disability, will be taxed as a non-qualified stock option.

ARTICLE IV.
EXERCISE OF OPTION

4.1   Person Eligible to Exercise.  Subject to Section 11.3(a)(iii) of the Plan, and except as provided in Section 5.2(b), during the lifetime of Participant, only Participant may exercise the Option or any portion thereof.  After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

4.2   Partial Exercise.  Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3.

4.3   Manner of Exercise.  The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third-party administrator or other person or entity designated by the Company) of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3:

(a)  A notice of exercise in the form attached hereto as Exhibit B (or such other form as may be specified by the Administrator from time to time) stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator;

(b)  The receipt by the Company of full payment for the shares of Common Stock with respect to which the Option or portion thereof is exercised, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4;

(c)  Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations; and

(d)  In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than Participant, appropriate proof of the right of such person or persons to exercise the Option.

Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

4.4   Method of Payment.  Payment of the exercise price, and any applicable withholding tax, shall be by any of the following, or a combination thereof, at the election of Participant:

(a)  Cash;

(b)  Check;

(c)  Broker-Assisted Cashless Exercise.  With the consent of the Administrator, delivery of a notice that Participant has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale;

(d)  Share Surrender.  With the consent of the Administrator, surrender of other shares of Common Stock which (i) in the case of shares of Common Stock acquired from the Company, have been owned by Participant for more than six (6) months on the date of surrender (or such other minimum length of time as the Administrator determines from time to time to be necessary to avoid adverse accounting consequences or violation of any applicable law, rule or regulation), and (ii) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares of Common Stock with respect to which the Option or portion thereof is being exercised; or

(e)  Net Exercise.  With the consent of the Administrator, surrendered shares of Common Stock issuable upon the exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the shares of Common Stock with respect to which the Option or portion thereof is being exercised.

4.5   Conditions to Issuance of Stock Certificates.  The shares of Common Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares of Common Stock or issued shares of Common Stock which have then been reacquired by the Company.  Such shares of Common Stock shall be fully paid and nonassessable.  The Company shall not be required to issue or deliver any shares of Common Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

(a)  The admission of such shares of Common Stock to listing on all stock exchanges on which such Common Stock is then listed;

(b)  The completion of any registration or other qualification of such shares of Common Stock under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c)  The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

(d)  The receipt by the Company of full payment for such shares of Common Stock, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4.

4.6   Rights as Stockholder.  The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares of Common Stock purchasable upon the exercise of any part of the Option unless and until such shares of Common Stock shall have been issued by the Company to such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Common Stock are issued, except as provided in Section 13.2 of the Plan.

ARTICLE V.
OTHER PROVISIONS

5.1   Administration.  The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons.  No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option.

5.2   Option Transferability.

(a)  Subject to Section 11.3(a) of the Plan, and except as otherwise set forth in Section 5.2(b), (i) the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Common Stock underlying the Option have been issued, and all restrictions applicable to such shares of Common Stock have lapsed; and (ii) neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding clause (i).

(b)  Notwithstanding the foregoing, with respect to any Participant who is a director or officer of the Company or a Subsidiary, the Administrator may permit any portion of the Option that is not an Incentive Stock Option to be transferred to, exercised by and paid to certain persons or entities related to such Participant, including but not limited to members of such Participant’s family, charitable institutions or trusts or other entities whose beneficiaries or beneficial owners are members of such Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Administrator, pursuant to such conditions and procedures as the Administrator may establish.  Any permitted transfer shall be subject to the condition that the Administrator receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with such Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issuance of securities.

5.3   Adjustments.  Participant acknowledges that the Option is subject to modification and termination in certain events as provided in this Agreement and Article 13 of the Plan.

5.4   Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the address given beneath the signature of the Company’s authorized officer on the Grant Notice, and any notice to be given to Participant shall be addressed to Participant at the address given beneath Participant’s signature on the Grant Notice.  By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to that party.  Any notice required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 4.1 by written notice under this Section 5.4.  Any notice shall be deemed duly given when hand delivered, sent via email, or sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

5.5   Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.6   Governing Law; Severability.  The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

5.7   Conformity to Securities Laws.  Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.8   Amendments, Suspension and Termination.  To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of Participant.

5.9   Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assignees of the Company.  Subject to the restrictions on transfer set forth in Section 5.2, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assignees.

5.10         Notification of Disposition.  If the Option is designated as an Incentive Stock Option, Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Common Stock acquired under this Agreement if such disposition or transfer is made (a) within two years after the Grant Date (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) with respect to such shares of Common Stock or (b) within one year after the issuance or transfer of such shares of Common Stock to Participant.  Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.

5.11         Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule

5.12         Not a Contract of Employment or Service.  Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an Employee, Non-Employee Director, Consultant or other service provider of the Company or any of its Subsidiaries.

5.13         Entire Agreement.  The Plan, the Grant Notice and this Agreement (including all Exhibits thereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

5.14         Section 409A.  To the extent applicable, the Plan, this Agreement and the Grant Notice shall be interpreted in accordance with Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”).  Notwithstanding any provision of the Plan, this Agreement or the Grant Notice to the contrary, in the event that following the date hereof the Administrator determines that the Option may be subject to Section 409A, the Administrator reserves the right to (without any obligation to do so or to indemnify Participant for failure to do so) adopt such amendments to the Plan, this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Option from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Option, or (b) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under such Section.  No provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from Participant or any other individual to the Company or any of its affiliates, employees or agents.

EXHIBIT B
TO
STOCK OPTION GRANT NOTICE

EXERCISE NOTICE

Effective as of today, ______________, 20___, the undersigned (“Participant”) hereby elects to exercise Participant’s option to purchase the number specified below of shares of Common Stock of Verso Paper Corp., a Delaware corporation (the “Company”), pursuant to the Verso Paper Corp. 2008 Incentive Award Plan, as amended (the “Plan”), and the Stock Option Grant Notice and Stock Option Agreement dated as of _____________, 20___ (respectively, the “Grant Notice” and the “Stock Option Agreement”).  Capitalized terms used herein without definition shall have the meanings given thereto in the Plan and, if not defined in the Plan, in the Stock Option Agreement.

Grant Date: _____________________

Number of Shares as to which Option is Exercised: ___________________ shares

Exercise Price per Share: $ __________________

Total Exercise Price: $ _____________________

Certificate to be Issued in Name of: _______________________________________

Amount of Payment Delivered Herewith: $_______________ (representing the full exercise price for the Shares as well as any applicable withholding tax)

Form of Payment: _______________________ (specify cash, check or other method of payment permitted under Section 4.4 of the Stock Option Agreement)

Type of Option: ☐ Incentive Stock Option  ☒ Non-Qualified Stock Option

Participant acknowledges that Participant has received, read and understood the Plan, the Stock Option Agreement and the Grant Notice.  Participant agrees to abide by and be bound by their terms and conditions.  Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Common Stock.  Participant represents that Participant has consulted with any tax consultants that Participant deems advisable in connection with the purchase or disposition of the Common Stock and that Participant is not relying on the Company for any tax advice.  The Plan, the Stock Option Agreement and the Grant Notice are incorporated herein by reference.  This Exercise Notice, the Plan, the Stock Option Agreement and the Grant Notice constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

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SUBMITTED BY PARTICIPANT:	ACCEPTED BY VERSO PAPER CORP.:

Signature:	By:
Print Name:	Print Name:
Title:

Address:	Address:	6775 Lenox Center Court
Suite 400
Memphis, TN 38115-4436

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